SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
MARCH 31, 1995                                                            Page 1


STOCK PRICES - Closing Bid

                                                            Daily             End of
                                                            Average          Quarter
                          First quarter 1995                  1.34              1.25

                 For Warrants exercised:                    None in 1Q 1995


20% TEST

                                                            # of Shares (1)                      20%
           First quarter 1994                               9,054,459                         1,810,892


EQUIVALENT SHARES - Description

           (A)  WARRANTS  -  2,014,705 outstanding at January 1, 1994 exercisable at $1.00 per share April 15 - May 15 and November 15 - Dec 15 in 1994 and 1995
                          -  28,105 exercised and issued  5/20/94
                          -  1,400 exercised and issued  6/20/94
                          -  23,585 exercised and issued 12/15/94

           (B)  OPTIONS   -  350,000 exercisable at $0.10 per share when
                             Company attains a net income of $500,000 (i.e.
                             contingent shares)


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

           First quarter 1994:   9,054,459 for 90 days = 9,054,459

           Weighted average common shares outstanding year-to-date  9,054,459



INCREMENTAL SHARE CALCULATIONS

(A)        WARRANTS

           WEIGHTED AVERAGE WARRANTS OUTSTANDING

           First Qtr 1994:   1,961,615 for 90 days = 1,961,615


           INCREMENTAL SHARES (1)

                 Common and equivalent shares (primary)                      497,723
                 Fully diluted                                               392,323


                        -------------------------------

           (1) Calculation of incremental shares:  (a)  average market price
                 primary = ((a-b)/a)*d             (b)  exercise price
                 fully diluted = ((c-b)/c)*d       (c)  market price at end of
                                                        period
                                                   (d)  weighted average
                                                        common stock equivalent
                                                        shares

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
MARCH 31, 1995                                                            Page 2


EARNINGS PER SHARE CALCULATION

                                                                                                        1995
           COMMON AND EQUIVALENT SHARES (PRIMARY)                          1QTR95                   YEAR-TO-DATE
                 EARNINGS                                                 167,935                       167,935

                 SHARES & EQUIVALENT SHARES
                    Common Shares                                       9,054,459                     9,054,459
                    Incremental Shares
                          Warrants                                        497,723                       497,723
                                                                        ---------                     ---------

                          TOTAL                                         9,552,182                     9,552,182

                             EPS                                         0.017581                      0.017581

           FULLY DILUTED

                 EARNINGS                                                 167,935                       167,935
                 ADD:  Additional income required if
                       maximum contingent shares are
                       issued                                             332,065                       332,065
                                                                       ----------                     ---------

                          TOTAL                                           500,000                       500,000

                 SHARES & EQUIVALENT SHARES
                    Common Shares                                       9,054,459                     9,054,459
                    Contingent shares issues (Options)                    350,000                       350,000
                    Incremental Shares
                          Warrants                                        392,323                       392,323
                                                                       ----------                     ---------

                          TOTAL                                         9,796,782                     9,796,782

                             EPS                                         0.051037                      0.051037

           The above calculation assuming maximum contingent shares are issued for full dilution is antidilutive. Therefore, the calculation below is used for fully diluted common and common equivalent shares.

           EARNINGS                                                       167,935                       167,935

           SHARES & EQUIVALENT SHARES
              Common Shares                                             9,054,459                     9,054,459

              Incremental Shares
                 Warrants                                                 392,323                       392,323
                                                                        ---------                     ---------

                 TOTAL                                                  9,446,782                     9,446,782

                          EPS                                            0.017777                      0.017777